UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 19, 2007
Natural Health Trends Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-26272	59-2705336

(Commission File Number)	(IRS Employer Identification No.)

2050 Diplomat Drive, Dallas, Texas	75234

(Address of Principal Executive Offices)	(Zip Code)
(972) 241-4080

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 19, 2007, Natural Health Trends Corp. (the “Company”) entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with the institutional investors named therein (the “Purchasers”) pursuant to which the Purchasers agreed to provide an aggregate of $3,740,000 million in financing to the Company in a private placement (the “Private Placement”) of variable rate convertible debentures having an aggregate face amount of $4,250,000 (the “Debentures”), seven-year warrants to purchase 1,496,000 shares of the Company’s common stock (the “Seven Year Warrants”), and one-year warrants to purchase 1,496,000 shares of the Company’s common stock (the “One Year Warrants”).
Securities Purchase Agreement
As noted above, the Securities Purchase Agreement provides for the issuance and sale to the Purchasers of the Debentures, the Seven Year Warrants and the One Year Warrants (collectively, the “Securities”) for an aggregate purchase price of $3,740,000. Other significant provisions of the Securities Purchase Agreement include, among others:
* until the one year anniversary of the closing of the sale of the Securities (the “Closing Date”) the Company shall offer to the Purchasers the opportunity to participate in subsequent securities offerings by the Company (up to 100% of such offerings), subject to certain exceptions for, among other things, strategic investments;
* for 60 days after the effective date of the initial registration statement (the “Registration Statement”) covering the shares of common stock underlying the Securities (the “Effective Date”), the Company will not issue Common Stock or equivalent securities, subject to certain exceptions for, among other things, strategic investments;
* until such time as no Purchaser holds any of the Securities, the Company is prohibited from effecting or entering into an agreement to effect any financing involving (a) the issuance or sale of common stock or equivalent securities with an effective price or number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based upon trading prices of or quotations for shares of common stock, the market for the common stock, or the business of the Company or (b) any agreement to sell securities at a future determined price;
* until the earlier of the date that shareholder approval is obtained or the Securities are no longer outstanding, neither the Company nor any of its subsidiaries may issue common stock or equivalent securities at an effective price that is less than $3.52;
* until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the common stock without the prior written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures; and
* the Company’s agreement to seek shareholder approval of the issuance of all of the shares of common stock underlying the Securities no later than the date of the Company’s 2008 annual shareholder meeting.
Debentures
The Debentures have an aggregate principal amount of $4,250,000, and the purchase price paid for them is convertible by their holders into the Company’s common stock at a conversion price of $2.50 (the “Conversion Price”). The Conversion Price is subject to adjustment for stock splits, stock dividends, distributions, combinations, rights offerings, mergers, consolidations, sales of all or substantially all assets, tender offers, exchange offers, reclassifications or compulsory share exchanges. In addition, subject to certain exceptions, (a) the Conversion Price for the Debentures is subject to anti-dilution adjustments from time to time if the Company issues its common stock or convertible securities at a purchase price below Conversion Price (a “Dilutive Issuance”) and (b) the Company has agreed not to make a Dilutive Issuance without shareholder approval.
After one year, the Company can force conversion of the Debentures at the Conversion Price if the daily volume weighted average price (“VWAP”) of the common stock for each of the 20 Trading Days prior to the forced conversion date exceeds $7.50 per share, subject to adjustment, provided that a registration statement covering the stock is then effective and certain trading volume requirements and other conditions are met.
The Debentures bear interest at the greater of (i) LIBOR plus 4% and (ii) 10% per annum. Interest is payable quarterly beginning on January 1, 2008. 50% of the original principal amount of the Debentures is payable in 12 equal monthly installments beginning on November 1, 2008, and the balance is payable on October 19, 2009, unless extended by the holders to October 19, 2012 (the extended maturity date). Payments of principal and interest may be made in cash or, at the option of the Company if certain conditions are met, in shares of registered common stock.
If interest is paid in shares of common stock, the conversion price per share will be set at 90% of the VWAP for the 20 consecutive trading days immediately prior to the applicable payment date or, if less, the average of the VWAPs for the 20 consecutive trading days immediately prior to the date the applicable shares are issued and delivered if such delivery is after the payment date.
If principal is paid in shares of common stock during a specified period immediately prior to the extended maturity date, the conversion price shall be equal to 90% of the average of the VWAPs for the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable payment date.
The Debentures contain certain limitations on optional and mandatory conversion and payment in shares of common stock, including that, absent shareholder approval, (a) the Company may not issue shares of common stock in payment of principal or interest on the Debentures that, when aggregated with prior such payments (excluding payments of principal with shares not in excess of the number issuable at the Conversion Price) exceed 5% of the Company’s outstanding shares on the trading day immediately preceding the date of Securities Purchase Agreement and (b) the Company may not issue shares of common stock upon conversion of or payment of interest or liquidated damages on the Debentures that, in the aggregate, exceed 19.99% of the Company’s outstanding shares on the trading day immediately preceding the date of Securities Purchase Agreement. Moreover, neither the Company nor the holders may effect any conversion of a Debenture to the extent that it would result in the holder and its affiliates owning more than 4.99% of the Company’s outstanding common stock, unless this limitation is increased or decreased by the holder (increased up to a maximum of 9.99%) of the Company’s outstanding common stock upon not less than 61 days prior notice.
The Company may, under certain circumstances, redeem the Debentures for cash equal to 115% of the aggregate outstanding principal amount plus any accrued and unpaid interest.
The Debentures contain certain negative covenants that, among other things, for so long as any Debentures remain outstanding, prohibit the Company and its subsidiaries from incurring indebtedness for borrowed money, creating or suffering liens other than certain permitted liens, amending charter documents to materially adversely harm the Debenture holders, repurchasing shares of its common stock (with certain exceptions), repaying certain indebtedness before its due date, paying cash dividends on stock other than the Company’s Series A Convertible Preferred Stock, and entering into certain transactions with affiliates.
Events of default under the Debentures include, among others, payment defaults not timely cured, failure to perform other covenants not timely cured, cross-defaults not timely cured having a material adverse effect on the Company, representations or warranties are untrue when made, certain bankruptcy-type events involving the Company or any significant subsidiary, acceleration of more than $150,000 in indebtedness for borrowed money or under a long-term leasing or factoring agreement, the Company’s common stock is no longer listed on an eligible market, the Company is subject to certain changes in control or sells or disposes of more than 40% of its assets a single or series of related transactions, the Registration Statement is not declared effective for more than 270 days after the Closing Date, the effectiveness of the Registration Statement lapses beyond a specified period, failure to timely deliver certificates for converted shares, and a judgment in excess of $250,000 against the Company, any subsidiary or their respective assets that is not timely vacated, bonded or stayed. Upon an event of default, the holders may elect to require the Company to repurchase all or any portion of the outstanding principal amount of the Debentures for a purchase price equal to 115% of such outstanding principal amount, plus all accrued but unpaid interest.
Warrants
The Seven Year Warrants have a seven-year term and the One Year Warrants have a one-year term, each beginning six months and one day after their respective issuance. Both the Seven Year Warrants and the One Year Warrants (collectively, the “Warrants”) have an exercise price of $3.52 per share and otherwise have identical terms.
The exercise price and the number of shares underlying the Warrants are subject to adjustment for stock dividends and splits, combinations, and reclassifications, certain rights offerings and distributions to common stockholders, and mergers, consolidations, sales of all or substantially all assets, tender offers, exchange offers, reclassifications or compulsory share exchanges. In addition, subject to certain exceptions, the exercise price and number of shares underlying both types of warrants are subject to anti-dilution adjustments from time to time if the Company issues its common stock or equivalent securities at below the exercise price for the warrants; provided that the exercise price cannot be adjusted lower than $3.52 prior to shareholder approval.
If, at any time after the earlier of October 19, 2008 and the completion of the then applicable holding period under Rule 144, there is no effective registration statement for the underlying shares of common stock, the Warrants may be exercised by means of a cashless exercise.
Registration Rights Agreement
The Company and the Purchasers also entered into a Registration Rights Agreement pursuant to which the Company agreed to file an initial Registration Statement with the U.S. Securities and Exchange Commission within 30 calendar days from the Closing Date and use its best efforts to have such Registration Statement declared effective with the Securities and Exchange Commission within 120 calendar days (or 150 day in the event of a full review). If all of the shares underlying the Securities cannot be included in the Initial Registration Statement, the Company must also timely file subsequent Registration Statements or otherwise include such shares in other Registration Statements on a piggy-back basis. If the Registration Statements are not timely filed or declared effective, the Company is required to pay the Purchasers a cash fee of 2% per month of the purchase price for the unregistered securities until the first anniversary of the Closing Date and 1% per month thereafter until the second anniversary of the Closing Date.
The disclosure about the foregoing agreements and instruments, and the related Private Placement, contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act.

Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth under Item 1.01 above is incorporated herein by this reference.
In addition, Dawson James Securities, Inc. (“Dawson James”) acted as placement agent in connection with the Private Placement. In addition to a cash transaction fee of approximately $280,500, Dawson James and its assigns will receive five-year warrants to purchase 149,600 shares of the Common Stock at an exercise price of $3.52 per share. Other than its five-year term, the terms of the warrants issued to Dawson James shall be identical to the terms in the Warrants.
The securities issued in connection with the Private Placement, including the warrants issued to Dawson James, were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D promulgated hereunder, and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The disclosure about the Private Placement and related agreements contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the United States Securities and Exchange Commission, and as permitted under Rule 135c under the Securities Act.
Item 8.01 Other Events.
On October 22, 2007, the Company issued a press release announcing the completion of the offering described in Item 1.01 above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
10.1	Securities Purchase Agreement dated October 19, 2007 between the Company and certain Purchasers.

10.2	Form of Registration Rights Agreement to be signed by the Company and the Purchasers named in the Securities Purchase Agreement dated October 19, 2007, between the Company and the Purchasers named therein.

10.3	Form of Variable Rate Convertible Debenture to be issued by the Company to the Purchasers named in the Securities Purchase Agreement dated October 19, 2007, between the Company and the Purchasers named therein.

10.4	Form of Seven Year and One Year Warrants to Purchase Shares of Common Stock of the Company to be issued by the Company to the Purchasers named in the Securities Purchase Agreement dated October 19, 2007, between the Company and the Purchasers named therein

99.1	Press Release of the Company dated October 22, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 22, 2007

NATURAL HEALTH TRENDS CORP.
By:	/s/ Chris Sharng
Chris Sharng
President

EXHIBIT INDEX

Exhibit	Description
10.1	Securities Purchase Agreement dated October 19, 2007 between the Company and certain Purchasers.

10.2	Form of Registration Rights Agreement to be signed by the Company and the Purchasers named in the Securities Purchase Agreement dated October 19, 2007, between the Company and the Purchasers named therein.

10.3	Form of Variable Rate Convertible Debenture to be issued by the Company to the Purchasers named in the Securities Purchase Agreement dated October 19, 2007, between the Company and the Purchasers named therein.

10.4	Form of Seven Year and One Year Warrants to Purchase Shares of Common Stock of the Company to be issued by the Company to the Purchasers named in the Securities Purchase Agreement dated October 19, 2007, between the Company and the Purchasers named therein

99.1	Press Release of the Company dated October 22, 2007.